Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contacts:

Bryce Van

Media Relations

Liquidmetal Technologies, Inc.

949-635-2107

bryce.van@liquidmetal.com

Liquidmetal Technologies and Eutectix enter into Manufacturing Partnership

Lake Forest, Calif. – February 5, 2020 - Liquidmetal® Technologies, Inc. (OTCQB: LQMT), the world’s foremost authority on the commercialization of zirconium-based bulk metallic glasses (BMGs), has joined with Eutectix, the largest American producer of BMGs, to form a manufacturing partnership. The partnership combines licensed IP, specialized equipment, and facilities to support manufacturing performed by Eutectix in Tolleson, AZ. The operation supports a broader range of alloys, including high performing beryllium-containing formulations, produced using Liquidmetal’s latest technology. US-based customers can expect continuity, as legacy applications will be supported.

Eutectix is uniquely able to provide US-based, high-volume alloy fabrication and recycling operations, which are essential for managing trade restrictions and production costs. Moreover, Eutectix’s expertise and customer base provide access to new markets for BMGs. Liquidmetal Technologies will continue to work closely with its Chinese manufacturing partner, Yihao Metals, leveraging rapid advances in BMG manufacturing capabilities and low-cost offshore production.

“I have worked closely with the Eutectix team throughout my tenure with Liquidmetal. They have been a top-tier, trusted supplier,” said Dr. Bruce Bromage, Liquidmetal’s Chief Operating Officer. “We are excited to announce our new manufacturing partnership. It is a key element of Liquidmetal’s growth plan, providing an efficient, domestic option that is valued by US customers.”

Dr. Nicholas Hutchinson, Eutectix’s Research & Development Director, said, “Liquidmetal clearly provides the best technology available for commercial BMG production.  Our partnership significantly expands Eutectix’s market reach, allowing us to leverage our deep BMG expertise to develop high value customer solutions. This is a major step in our company’s growth.”

About Liquidmetal Technologies

Lake Forest, California-based Liquidmetal Technologies, Inc. is the leading developer of parts made with bulk amorphous alloys, also known scientifically as bulk metallic glasses or BMGs. The non-crystalline atomic structure of these materials imparts unique performance properties, including the ability to injection-mold with micron-level precision, lustrous finishes, high strength, hardness and corrosion resistance, and remarkable elasticity. Liquidmetal Technologies is the first company to develop amorphous alloy parts commercially, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

Forward-Looking Statement

This press release contains "forward-looking statements," including but not limited to statements regarding the advantages of Liquidmetal's amorphous alloy technology, scheduled manufacturing of customer parts and other statements associated with Liquidmetal's technology and operations. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Risks and uncertainties include, among other things; customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in manufacturing products incorporating Liquidmetal's technologies; Liquidmetal's ability to fund its current and anticipated operations; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these and other risk factors can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's 2018 Annual Report on Form 10-K.